Investors: Salli Schwartz +1.858.291.6421 ir@illumina.com

Media: David McAlpine +1.347.327.1336 pr@illumina.com

Illumina Reports Financial Results for Second Quarter of Fiscal Year 2023

•Revenue of $1.18 billion for Q2 2023, up 1% from Q2 2022 (up 3% on a constant currency basis) and up 8% from Q1 2023
•Shipped 109 NovaSeq X instruments in Q2 2023; boosting our supply capacity to more than 390 instruments for fiscal year 2023
•GAAP diluted loss per share of $(1.48) for Q2 2023, compared to GAAP diluted loss per share of $(3.40) for Q2 2022, which included $609 million in legal contingencies
•Non-GAAP diluted earnings per share of $0.32 for Q2 2023, compared to non-GAAP diluted earnings per share of $0.57 for Q2 2022
•Now expect fiscal year 2023 consolidated revenue growth of approximately 1% from 2022, including Core Illumina revenue that is approximately flat with 2022 and GRAIL revenue still in the range of $90 million to $110 million
•Now expect GAAP diluted loss per share of $(2.08) to $(1.93) for fiscal year 2023
•Now expect non-GAAP diluted earnings per share of $0.75 to $0.90 for fiscal year 2023

San Diego, August 9, 2023 /PRNewswire/ -- Illumina, Inc. (Nasdaq: ILMN) (“Illumina” or the “company”) today announced its financial results for the second quarter of fiscal year 2023, which include the consolidated financial results for GRAIL.

“Illumina’s second quarter consolidated revenue grew 8% sequentially from the first quarter, and we saw higher-than-anticipated NovaSeq X shipments,” said Charles Dadswell, Interim Chief Executive Officer. “Despite additional placements, we expect our second half revenue to be negatively impacted by customers remaining more cautious in their purchasing, a more protracted recovery in China, and a larger than expected temporary decline in high throughput consumables as customers transition to the NovaSeq X. In response, we are increasing customer support for the NovaSeq X and continue to manage our expense base in a disciplined way.”

Second quarter consolidated results

	GAAP		Non-GAAP (a)
Dollars in millions, except per share amounts	Q2 2023	Q2 2022	Q2 2023	Q2 2022
Revenue	$1,176	$1,162	$1,176	$1,162
Gross margin	62.2%	66.0%	66.5%	69.4%
Research and development (“R&D”) expense	$358	$327	$345	$327
Selling, general and administrative (“SG&A”) expense	$450	$410	$355	$339
Legal contingency and settlement	$12	$609	$—	$—
Operating (loss) profit	$(88)	$(579)	$82	$141
Operating margin	(7.5)%	(49.8)%	7.0%	12.2%
Tax rate	(163.8)%	16.0%	39.3%	25.8%
Net (loss) income	$(234)	$(535)	$50	$91
Diluted (loss) earnings per share	$(1.48)	$(3.40)	$0.32	$0.57

(a) See the tables included in the “Results of Operations - Non-GAAP” section below for reconciliations of these GAAP and non-GAAP financial measures.

Capital expenditures for free cash flow purposes were $47 million for Q2 2023. Cash flow provided by operations was $105 million, compared to $125 million in the prior year period. Free cash flow (cash flow provided by operations less capital expenditures) was $58 million for the quarter, compared to $54 million in the prior year period. Depreciation and amortization expenses were $108 million for Q2 2023. At the close of the quarter, the company held $1,559 million in cash, cash equivalents and short-term investments, compared to $2,037 million as of January 1, 2023. On July 12, 2023, the European Commission imposed a €432 million fine due to the completion of the GRAIL acquisition during the pendency of the European Commission’s review. While expected and accrued for over the last year, Illumina believes that the fine is unlawful, inappropriate, and disproportionate, and is appealing the decision. Illumina plans to issue a guarantee and defer the payment of the fine pending the outcome of the appeal of the EU General Court’s ruling that the European Commission has jurisdiction to review the GRAIL acquisition.

Second quarter segment results
Illumina has two reportable segments, Core Illumina and GRAIL.

Core Illumina

	GAAP		Non-GAAP (a)
Dollars in millions	Q2 2023	Q2 2022	Q2 2023	Q2 2022
Revenue (b)	$1,159	$1,156	$1,159	$1,156
Gross margin (c)	65.5%	69.3%	67.0%	69.8%
R&D expense	$274	$249	$261	$249
SG&A expense	$359	$339	$270	$270
Legal contingency and settlement	$12	$609	$—	$—
Operating profit (loss)	$115	$(396)	$245	$288
Operating margin	9.9%	(34.3)%	21.2%	24.9%

(a) See Table 3 included in the “Results of Operations - Non-GAAP” section below for reconciliations of these GAAP and non-GAAP financial measures.
(b) Core Illumina revenue for Q2 2023 was flat as compared to Q2 2022, and up 2% on a constant currency basis. Amounts for Q2 2023 and Q2 2022 included intercompany revenue of $5 million and $6 million, respectively, which is eliminated in consolidation.
(c) The year-over-year decrease in gross margin was primarily driven by lower instrument margins due to the NovaSeq X launch, which is typical with a new platform introduction, less fixed cost leverage on lower manufacturing volumes, and higher field services and installation costs.

GRAIL

	GAAP		Non-GAAP (a)
In millions	Q2 2023	Q2 2022	Q2 2023	Q2 2022
Revenue	$22	$12	$22	$12
Gross (loss) profit	$(24)	$(29)	$9	$4
R&D expense	$89	$86	$89	$86
SG&A expense	$91	$72	$85	$70
Operating loss	$(204)	$(187)	$(164)	$(152)

(a) See Table 3 included in the “Results of Operations - Non-GAAP” section below for reconciliations of these GAAP and non-GAAP financial measures.

As previously stated, Illumina is committed to moving as quickly as possible through the legal and regulatory processes associated with its acquisition of GRAIL. If the company loses either its appeal in the US Court of Appeals for the Fifth Circuit or its appeal in the European Court of Justice (ECJ), Illumina expects to move quickly to divest GRAIL in a manner that serves the best interests of its shareholders. Should the company win both appeals, Illumina would undertake a detailed review of the GRAIL business, as it would no longer be subject to the hold separate, and determine the optimal outcome for the asset, also in the best interests of Illumina’s shareholders. Success in the ECJ appeal removes any fines; prevailing in the appeals increases the options to deliver value to shareholders. The legal and regulatory processes are finite; Illumina expects decisions from the US Court of Appeals for the Fifth Circuit in late 2023 and from the ECJ in late 2023 or early 2024.

Key announcements by Illumina since Illumina’s last earnings release
•Announced the five founding members of the Alliance for Genomic Discovery (AGD), in which AbbVie, Amgen, AstraZeneca, Bayer, and Merck will co-fund the sequencing of 250,000 whole-genomes and have access to the data for use in drug discovery and therapeutic development
•Launched DRAGEN 4.2, which expands upon award-winning accuracy combined with renowned flexibility and scalability to enable efficient workflows and extract meaningful insights from genomic data
•Announced strategic partnership with Pillar Biosciences, Inc. to make Pillar’s suite of oncology assays commercially available globally as part of the Illumina portfolio of oncology products
•Unveiled PrimateAI-3D, an artificial intelligence (AI) algorithm that predicts with unprecedented accuracy disease-causing genetic mutations in patients
•Named three new independent directors to the board: Stephen P. MacMillan, Chairman, President and CEO of Hologic, Scott B. Ullem, Corporate Vice President and CFO of Edwards Lifesciences, and Andrew Teno, Portfolio Manager at Icahn Capital LP
•Elected Stephen P. MacMillan as non-executive chair of the board
•Appointed Charles Dadswell, General Counsel, as Interim Chief Executive Officer

A full list of recent Illumina announcements can be found in the company’s News Center.

Key announcements by GRAIL since Illumina’s last earnings release
•Announced results from the prospective SYMPLIFY study, showing strong performance of Galleri in the symptomatic population of more than 6,000 patients and demonstrated the feasibility of using a Multi-Cancer Early Detection (MCED) test to assist clinicians with decisions regarding referral from primary care
•Presented data at ASCO, showing support that real-world performance of Galleri is consistent with previous large-scale clinical studies, including the cancer signal detection (CSD) rate and accuracy of the Cancer Signal Origin (CSO) prediction to guide diagnostic workup
•Announced results from a retrospective analysis of the interventional PATHFINDER study, demonstrating that in the majority of cases (78%), the test’s CSO-directed initial diagnostic evaluation led to a diagnostic resolution
•Completed second year study visits for the NHS-Galleri study, in which 130,000 participants came back for their second appointment (retention rate of 91.3%)

A full list of recent GRAIL announcements can be found in GRAIL’s Newsroom.

Financial outlook and guidance
The non-GAAP financial guidance discussed below reflects certain pro forma adjustments to assist in analyzing and assessing our core operational performance, including the company’s Core Illumina and GRAIL segments. Please see our Reconciliation of Consolidated Non-GAAP Financial Guidance included in this release for a reconciliation of these GAAP and non-GAAP financial measures.

For fiscal year 2023, the company now expects consolidated revenue growth of approximately 1% compared to fiscal year 2022. The company now expects Core Illumina revenue to be approximately flat compared to fiscal year 2022. GRAIL revenue is still expected to be in the range of $90 million to $110 million.

The company now expects GAAP diluted loss per share of $(2.08) to $(1.93) and non-GAAP diluted earnings per share of $0.75 to $0.90. The GAAP and non-GAAP diluted (loss) earnings per share guidance ranges continue to assume that the existing R&D capitalization requirements are not repealed in fiscal year 2023 and, as a result, reflect a tax expense impact of approximately $75 million.

Conference call information
The conference call will begin at 2 p.m. Pacific Time (5 p.m. Eastern Time) on Wednesday, August 9, 2023. Interested parties may access the live teleconference through the Investor Info section of Illumina’s website under the “Company” tab at www.illumina.com. Alternatively, individuals can access the call by dialing 877.400.0505 or +1.313.209.4906 outside North America, both using conference ID 8615466. To ensure timely connection, please dial in at least ten minutes before the scheduled start of the call.

A replay of the conference call will be posted on Illumina’s website after the event and will be available for at least 30 days following.

Statement regarding use of non-GAAP financial measures
The company reports non-GAAP results for diluted earnings per share, net income, gross margin, operating expenses, including research and development expense, selling general and administrative expense, and from time to time, as applicable, legal contingencies and settlement, and goodwill impairment, operating income (loss), operating margin, gross profit (loss), other income (expense), tax provision, constant currency revenue growth, and free cash flow (on a consolidated and, as applicable, segment basis for our Core Illumina and GRAIL segments) in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The company’s financial measures under GAAP include substantial charges such as amortization of acquired intangible assets among others that are listed in the itemized reconciliations between GAAP and non-GAAP financial measures included in this press release, as well as the effects of currency translation. Management has excluded the effects of these items in non-GAAP measures to assist investors in analyzing and assessing past and future operating performance, including in the non-GAAP measures related to our Core Illumina and GRAIL segments. Additionally, non-GAAP net income and diluted earnings per share are key components of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation.

The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.

Use of forward-looking statements
This release may contain forward-looking statements that involve risks and uncertainties. Among the important factors to which our business is subject that could cause actual results to differ materially from those in any forward-looking statements are: (i) changes in the rate of growth in the markets we serve; (ii) the volume, timing and mix of customer orders among our products and services; (iii) our ability to adjust our operating expenses to align with our revenue expectations; (iv) our ability to manufacture robust instrumentation and consumables; (v) the success of products and services competitive with our own; (vi) challenges inherent in developing, manufacturing, and launching new products and services, including expanding or modifying manufacturing operations and reliance on third-party suppliers for critical components; (vii) the impact of recently launched or pre-announced products and services on existing products and services; (viii) our ability to modify our business strategies to accomplish our desired operational goals; (ix) our ability to realize the anticipated benefits from prior or future actions to streamline and improve our R&D processes, reduce our operating expenses and maximize our revenue growth; (x) our ability to further develop and commercialize our instruments, consumables, and products, including Galleri, the cancer screening test developed by GRAIL, to deploy new products, services, and applications, and to expand the markets for our technology platforms; (xi) the risks and costs associated with our ongoing inability to integrate GRAIL due to the interim measures imposed on us by the European Commission as a result of their prohibition of our acquisition of GRAIL and an order issued by the Federal Trade Commission requiring that we divest GRAIL; (xii) the risks and costs associated with the integration of GRAIL’s business if we are ultimately able to integrate GRAIL; (xiii) the risk that disruptions from the consummation of our acquisition of GRAIL and associated legal or regulatory proceedings, including related appeals, or obligations will harm our business, including current plans and operations; (xiv) the risk of incurring fines associated with the consummation of our acquisition of GRAIL and the possibility that we may be required to divest all or a portion of the assets or equity interests of GRAIL on terms that could be materially worse than the terms on which we acquired GRAIL; (xv) our ability to obtain approval by third-party payors to reimburse patients for our products; (xvi) our ability to obtain regulatory clearance for our products from government agencies; (xvii) our ability to successfully partner with other companies and organizations to develop new products, expand markets, and grow our business; (xviii) uncertainty, or adverse economic and business conditions, including as a result of slowing or uncertain economic growth, COVID-19 pandemic mitigation measures, or armed conflict; (xix) the application of generally accepted accounting principles, which are highly complex and involve many subjective assumptions, estimates, and judgments and (xx) legislative, regulatory and economic developments, together with other factors detailed in our filings with the Securities and Exchange Commission, including our most recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current quarter.

About Illumina
Illumina is improving human health by unlocking the power of the genome. In 2023 we celebrate 25 years of innovation, which has established us as a global leader in DNA sequencing and array-based technologies, serving customers in the research, clinical, and applied markets. Our products are used for applications in the life sciences, oncology, reproductive health, agriculture, and other emerging segments. To learn more, visit www.illumina.com and connect with us on X (Twitter), Facebook, LinkedIn, Instagram, TikTok, and YouTube.

About GRAIL
GRAIL is a healthcare company whose mission is to detect cancer early, when it can be cured. GRAIL is focused on alleviating the global burden of cancer by developing pioneering technology to detect and identify multiple deadly cancer types early. The company is using the power of next-generation sequencing, population-scale clinical studies, and state-of-the-art computer science and data science to enhance the scientific understanding of cancer biology, and to develop its multi-cancer early detection blood test. GRAIL is headquartered in Menlo Park, CA with locations in Washington, D.C., North Carolina, and the United Kingdom. GRAIL, LLC, is a wholly-owned subsidiary of Illumina, which currently must be held and operated separately and independently from Illumina pursuant to interim measures ordered by the European Commission, which prohibited our acquisition of GRAIL on September 6, 2022. For more information, please visit www.grail.com.

# # #

Illumina, Inc.
Condensed Consolidated Balance Sheets
(In millions)

	July 2, 2023	January 1, 2023
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$1,553	$2,011
Short-term investments	6	26
Accounts receivable, net	741	671
Inventory, net	617	568
Prepaid expenses and other current assets	306	285
Total current assets	3,223	3,561
Property and equipment, net	1,069	1,091
Operating lease right-of-use assets	638	653
Goodwill	3,239	3,239
Intangible assets, net	3,188	3,285
Other assets	417	423
Total assets	$11,774	$12,252

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$244	$293
Accrued liabilities	1,309	1,232
Term notes, current portion	—	500
Convertible senior notes, current portion	750	748
Total current liabilities	2,303	2,773
Operating lease liabilities	726	744
Term notes	1,488	1,487
Other long-term liabilities	702	649
Stockholders’ equity	6,555	6,599
Total liabilities and stockholders’ equity	$11,774	$12,252

Illumina, Inc.
Condensed Consolidated Statements of Operations
(In millions, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	July 2, 2023	July 3, 2022	July 2, 2023	July 3, 2022
Revenue:
Product revenue	$1,001	$1,006	$1,923	$2,076
Service and other revenue	175	156	340	310
Total revenue	1,176	1,162	2,263	2,386
Cost of revenue:
Cost of product revenue (a)	305	286	591	586
Cost of service and other revenue (a)	91	69	190	138
Amortization of acquired intangible assets	48	40	96	79
Total cost of revenue	444	395	877	803
Gross profit	732	767	1,386	1,583
Operating expense:
Research and development (a)	358	327	699	650
Selling, general and administrative (a)	450	410	824	719
Legal contingency and settlement	12	609	15	609
Total operating expense	820	1,346	1,538	1,978
Loss from operations	(88)	(579)	(152)	(395)
Other expense, net	(1)	(58)	(15)	(102)
Loss before income taxes	(89)	(637)	(167)	(497)
Provision (benefit) for income taxes	145	(102)	64	(48)
Net loss	$(234)	$(535)	$(231)	$(449)
Loss per share:
Basic	$(1.48)	$(3.40)	$(1.46)	$(2.85)
Diluted	$(1.48)	$(3.40)	$(1.46)	$(2.85)
Shares used in computing loss per share:
Basic	158	157	158	157
Diluted	158	157	158	157

(a) Includes stock-based compensation expense for stock-based awards:

	Three Months Ended		Six Months Ended
	July 2, 2023	July 3, 2022	July 2, 2023	July 3, 2022
Cost of product revenue	$8	$7	$15	$13
Cost of service and other revenue	6	1	12	2
Research and development	43	39	79	75
Selling, general and administrative	48	44	93	93
Stock-based compensation expense before taxes	$105	$91	$199	$183

Illumina, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
(unaudited)

	Three Months Ended		Six Months Ended
	July 2, 2023	July 3, 2022	July 2, 2023	July 3, 2022
Net cash provided by operating activities	$105	$125	$115	$297
Net cash used in investing activities	(37)	(165)	(93)	(239)
Net cash (used in) provided by financing activities	(3)	(5)	(476)	16
Effect of exchange rate changes on cash and cash equivalents	(6)	(17)	(4)	(17)
Net increase (decrease) in cash and cash equivalents	59	(62)	(458)	57
Cash and cash equivalents, beginning of period	1,494	1,351	2,011	1,232
Cash and cash equivalents, end of period	$1,553	$1,289	$1,553	$1,289

Calculation of free cash flow:
Net cash provided by operating activities	$105	$125	$115	$297
Purchases of property and equipment	(47)	(71)	(99)	(132)
Free cash flow (a)	$58	$54	$16	$165

(a) Free cash flow, which is a non-GAAP financial measure, is calculated as net cash provided by operating activities reduced by purchases of property and equipment. Free cash flow is useful to management as it is one of the metrics used to evaluate our performance and to compare us with other companies in our industry. However, our calculation of free cash flow may not be comparable to similar measures used by other companies.

Illumina, Inc.
Results of Operations - Revenue by Segment
(Dollars in millions)
(unaudited)

	Three Months Ended			Six Months Ended
	July 2, 2023	July 3, 2022	% Change	July 2, 2023	July 3, 2022	% Change
Consolidated revenue	$1,176	$1,162	1%	$2,263	$2,386	(5)%
Less: Hedge gains	2	10		3	16
Consolidated revenue, excluding hedge effect	1,174	1,152		2,260	2,370
Less: Exchange rate effect	(13)	—		(38)	—
Consolidated constant currency revenue (a)	$1,187	$1,152	3%	$2,298	$2,370	(3)%

Core Illumina revenue	$1,159	$1,156	—%	$2,235	$2,377	(6)%
Less: Hedge gains	2	10		3	16
Core Illumina revenue, excluding hedge effect	1,157	1,146		2,232	2,361
Less: Exchange rate effect	(13)	—		(38)	—
Core Illumina constant currency revenue (a)	$1,170	$1,146	2%	$2,270	$2,361	(4)%

(a) Constant currency revenue growth, which is a non-GAAP financial measure, is calculated using comparative prior period foreign exchange rates to translate current period revenue, net of the effects of hedges.

Illumina, Inc.
Results of Operations - Non-GAAP
(In millions, except per share amounts)
(unaudited)

TABLE 1: CONSOLIDATED RECONCILIATION BETWEEN GAAP AND NON-GAAP DILUTED (LOSS) EARNINGS PER SHARE:

	Three Months Ended		Six Months Ended
	July 2, 2023	July 3, 2022	July 2, 2023	July 3, 2022
GAAP loss per share - diluted	$(1.48)	$(3.40)	$(1.46)	$(2.85)
Cost of revenue (b)	0.32	0.25	0.63	0.50
R&D expense (b)	0.08	—	0.09	—
SG&A expense (b)	0.60	0.45	0.80	0.38
Legal contingency and settlement (b)	0.08	3.88	0.09	3.88
Other expense, net (b)	0.01	0.24	0.08	0.48
GILTI and U.S. foreign tax credits (c)	0.44	0.04	0.16	0.20
Incremental non-GAAP tax expense (d)	0.27	(0.89)	(0.04)	(0.96)
Income tax provision (e)	—	0.01	0.05	0.03
Effect of dilutive shares (f)	—	(0.01)	—	(0.02)
Non-GAAP earnings per share - diluted (a)	$0.32	$0.57	$0.40	$1.64

GAAP diluted shares	158	157	158	157
Non-GAAP dilutive shares (f)	—	2	—	2
Non-GAAP diluted shares	158	159	158	159

TABLE 2: CONSOLIDATED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET (LOSS) INCOME:

	Three Months Ended		Six Months Ended
	July 2, 2023	July 3, 2022	July 2, 2023	July 3, 2022
GAAP net loss	$(234)	$(535)	$(231)	$(449)
Cost of revenue (b)	50	40	99	79
R&D expense (b)	13	—	14	—
SG&A expense (b)	95	71	127	60
Legal contingency and settlement (b)	12	609	15	609
Other expense, net (b)	2	38	13	76
GILTI and U.S. foreign tax credits (c)	69	6	25	31
Incremental non-GAAP tax expense (d)	43	(139)	(6)	(151)
Income tax provision (e)	—	1	8	5
Non-GAAP net income (a)	50	91	64	260
Add: interest expense on convertible notes, net of tax (g)	—	—	—	1
Non-GAAP net income for diluted earnings per share	$50	$91	$64	$261

All amounts in tables are rounded to the nearest millions, except as otherwise noted. As a result, certain amounts may not recalculate using the rounded amounts provided.

(a) Non-GAAP net income and diluted earnings per share exclude the effects of the pro forma adjustments as detailed above. Non-GAAP net income and diluted earnings per share are key components of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing our past and future operating performance.

(b) Refer to the Itemized Reconciliations between GAAP and Non-GAAP Results of Operations for the components of these amounts.
(c) Amounts represent the impact of GRAIL pre-acquisition net operating losses on GILTI and the utilization of U.S. foreign tax credits.
(d) Incremental non-GAAP tax expense reflects the tax impact of the non-GAAP adjustments listed.
(e) Amounts represent the difference between book and tax accounting related to stock-based compensation cost.
(f) In loss periods, GAAP basic loss per share and diluted loss per share are identical since the effect of potentially dilutive shares is anti-dilutive and therefore excluded. For non-GAAP diluted earnings per share, the impact of potentially dilutive shares from our convertible senior notes and equity awards is included and is calculated based on the sum of weighted-average common shares and potentially dilutive shares outstanding during Q2 2022 and YTD 2022.
(g) Amount represents interest expense on the 2023 Convertible Senior Notes, net of any income tax effects, which is added back to the numerator used to calculate non-GAAP diluted earnings per share, for purposes of the if-converted method, as it would have a dilutive effect on the calculation of non-GAAP diluted earnings per share.

Illumina, Inc.
Results of Operations - Non-GAAP (continued)
(Dollars in millions)
(unaudited)

TABLE 3: ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP RESULTS OF OPERATIONS AS A PERCENT OF REVENUE:

	Three Months Ended
	July 2, 2023
	Core Illumina		GRAIL	Eliminations	Consolidated
GAAP gross profit (loss) (b)	$760	65.5%	$(24)	$(4)	$732	62.2%
Amortization of acquired intangible assets	14	1.2%	33	—	47	4.0%
Restructuring (g)	3	0.3%	—	—	3	0.3%
Non-GAAP gross profit (a)	$777	67.0%	$9	$(4)	$782	66.5%

GAAP R&D expense	$274	23.6%	$89	$(5)	$358	30.4%
Acquisition-related expenses (d)	(1)	(0.1)%	—	—	(1)	(0.1)%
Restructuring (g)	(12)	(1.0)%	—	—	(12)	(1.0)%
Non-GAAP R&D expense	$261	22.5%	$89	$(5)	$345	29.3%

GAAP SG&A expense	$359	30.9%	$91	$—	$450	38.3%
Amortization of acquired intangible assets	—	—	(1)	—	(1)	(0.1)%
Contingent consideration liabilities (c)	(29)	(2.5)%	—	—	(29)	(2.5)%
Acquisition-related expenses (d)	(18)	(1.4)%	(3)	—	(21)	(1.8)%
Restructuring (g)	(17)	(1.5)%	(2)	—	(19)	(1.6)%
Proxy contest	(25)	(2.2)%	—	—	(25)	(2.1)%
Non-GAAP SG&A expense	$270	23.3%	$85	$—	$355	30.2%

GAAP legal contingency and settlement	$12	1.0%	$—	$—	$12	1.0%
Legal contingency and settlement (h)	(12)	(1.0)%	—	—	(12)	(1.0)%
Non-GAAP legal contingency and settlement	$—	—	$—	$—	$—	—

GAAP operating profit (loss)	$115	9.9%	$(204)	$1	$(88)	(7.5)%
Cost of revenue	17	1.5%	33	—	50	4.3%
R&D costs	13	1.1%	—	—	13	1.1%
SG&A costs	88	7.7%	7	—	95	8.1%
Legal contingency and settlement	12	1.0%	—	—	12	1.0%
Non-GAAP operating profit (loss) (a)	$245	21.2%	$(164)	$1	$82	7.0%

GAAP other (expense) income, net	$(3)	(0.3)%	$2	$—	$(1)	(0.1)%
Strategic investment related loss, net (e)	2	0.2%	—	—	2	0.2%
Non-GAAP other (expense) income, net (a)	$(1)	(0.1)%	$2	$—	$1	0.1%

All amounts in tables are rounded to the nearest millions, except as otherwise noted. As a result, certain amounts may not recalculate using the rounded amounts provided. Percentages of revenue are calculated based on the revenue of the respective segment.

Illumina, Inc.
Results of Operations - Non-GAAP (continued)
(Dollars in millions)
(unaudited)

TABLE 3 (CONTINUED): ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP RESULTS OF OPERATIONS AS A PERCENT OF REVENUE:

	Three Months Ended
	July 3, 2022
	Core Illumina		GRAIL	Eliminations	Consolidated
GAAP gross profit (loss) (b)	$801	69.3%	$(29)	$(5)	$767	66.0%
Amortization of acquired intangible assets	6	0.5%	33	—	40	3.4%
Non-GAAP gross profit (a)	$807	69.8%	$4	$(5)	$807	69.4%

GAAP and non-GAAP R&D expense	$249	21.5%	$86	$(8)	$327	28.1%

GAAP SG&A expense	$339	29.3%	$72	$(1)	$410	35.4%
Acquisition-related expenses (d)	(31)	(2.7)%	(1)	—	(32)	(2.8)%
Contingent consideration liabilities (c)	(38)	(3.3)%	—	—	(38)	(3.3)%
Amortization of acquired intangible assets	—	—	(1)	—	(1)	(0.1)%
Non-GAAP SG&A expense	$270	23.3%	$70	$(1)	$339	29.2%

GAAP legal contingency and settlement	$609	52.6%	$—	$—	$609	52.3%
Legal contingency and settlement (h)	(609)	(52.6)%	—	—	(609)	(52.3)%
Non-GAAP legal contingency and settlement	$—	—	$—	$—	$—	—

GAAP operating loss	$(396)	(34.3)%	$(187)	$4	$(579)	(49.8)%
Cost of revenue	6	0.5%	33	—	40	3.4%
SG&A costs	69	6.1%	2	—	71	6.3%
Legal contingency and settlement	609	52.6%	—	—	609	52.3%
Non-GAAP operating profit (loss) (a)	$288	24.9%	$(152)	$4	$141	12.2%

GAAP other expense, net	$(58)	(5.0)%	$—	$—	$(58)	(5.0)%
Strategic investment related loss, net (e)	30	2.6%	—	—	30	2.6%
Loss on Helix contingent value right (f)	8	0.7%	—	—	8	0.7%
Non-GAAP other expense, net (a)	$(20)	(1.7)%	$—	$—	$(20)	(1.7)%

All amounts in tables are rounded to the nearest millions, except as otherwise noted. As a result, certain amounts may not recalculate using the rounded amounts provided. Percentages of revenue are calculated based on the revenue of the respective segment.

Illumina, Inc.
Results of Operations - Non-GAAP (continued)
(Dollars in millions)
(unaudited)

TABLE 3 (CONTINUED): ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP RESULTS OF OPERATIONS AS A PERCENT OF REVENUE:

	Six Months Ended
	July 2, 2023
	Core Illumina		GRAIL	Eliminations	Consolidated
GAAP gross profit (loss) (b)	$1,446	64.7%	$(50)	$(10)	$1,386	61.3%
Amortization of acquired intangible assets	29	1.3%	67	—	96	4.2%
Restructuring (g)	3	0.1%	—	—	3	0.1%
Non-GAAP gross profit (a)	$1,478	66.1%	$17	$(10)	$1,485	65.6%

GAAP R&D expense	$532	23.7%	$175	$(8)	$699	30.9%
Acquisition-related expenses (d)	(1)	—	—	—	(1)	—
Restructuring (g)	(13)	(0.5)%	—	—	(13)	(0.6)%
Non-GAAP R&D expense	$518	23.2%	$175	$(8)	$685	30.3%

GAAP SG&A expense	$641	28.7%	$184	$(1)	$824	36.4%
Amortization of acquired intangible assets	—	—	(2)	—	(2)	(0.1)%
Contingent consideration liabilities (c)	(28)	(1.3)%	—	—	(28)	(1.2)%
Acquisition-related expenses (d)	(38)	(1.7)%	(9)	—	(47)	(2.1)%
Restructuring (g)	(17)	(0.7)%	(2)	—	(19)	(0.8)%
Proxy contest	(31)	(1.4)%	—	—	(31)	(1.4)%
Non-GAAP SG&A expense	$527	23.6%	$171	$(1)	$697	30.8%

GAAP legal contingency and settlement	$15	0.7%	$—	$—	$15	0.7%
Legal contingency and settlement (h)	(15)	(0.7)%	—	—	(15)	(0.7)%
Non-GAAP legal contingency and settlement	$—	—	$—	$—	$—	—

GAAP operating profit (loss)	$257	11.5%	$(408)	$(1)	$(152)	(6.7)%
Cost of revenue	32	1.4%	67	—	99	4.3%
R&D costs	14	0.6%	—	—	14	0.6%
SG&A costs	114	5.1%	13	—	127	5.6%
Legal contingency and settlement	15	0.7%	—	—	15	0.7%
Non-GAAP operating profit (loss) (a)	$432	19.3%	$(328)	$(1)	$103	4.5%

GAAP other (expense) income, net	$(19)	(0.9)%	$4	$—	$(15)	(0.7)%
Strategic investment related loss, net (e)	16	0.7%	—	—	16	0.7%
Gain on Helix contingent value right (f)	(3)	(0.1)%	—	—	(3)	(0.1)%
Non-GAAP other (expense) income, net (a)	$(6)	(0.3)%	$4	$—	$(2)	(0.1)%

All amounts in tables are rounded to the nearest millions, except as otherwise noted. As a result, certain amounts may not recalculate using the rounded amounts provided. Percentages of revenue are calculated based on the revenue of the respective segment.

Illumina, Inc.
Results of Operations - Non-GAAP (continued)
(Dollars in millions)
(unaudited)

TABLE 3 (CONTINUED): ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP RESULTS OF OPERATIONS AS A PERCENT OF REVENUE:

	Six Months Ended
	July 3, 2022
	Core Illumina		GRAIL	Eliminations	Consolidated
GAAP gross profit (loss) (b)	$1,651	69.5%	$(58)	$(10)	$1,583	66.3%
Amortization of acquired intangible assets	13	0.5%	67	—	79	3.4%
Non-GAAP gross profit (a)	$1,664	70.0%	$9	$(10)	$1,662	69.7%

GAAP and non-GAAP R&D expense	$486	20.5%	$171	$(7)	$650	27.3%

GAAP SG&A expense	$590	24.8%	$130	$(1)	$719	30.1%
Amortization of acquired intangible assets	—	—	(2)	—	(3)	(0.1)%
Contingent consideration liabilities (c)	11	0.5%	—	—	11	0.5%
Acquisition-related expenses (d)	(64)	(2.7)%	(5)	—	(68)	(2.9)%
Non-GAAP SG&A expense	$537	22.6%	$123	$(1)	$659	27.6%

GAAP legal contingency and settlement	$609	25.6%	$—	$—	$609	25.5%
Legal contingency and settlement (h)	(609)	(25.6)%	—	—	(609)	(25.5)%
Non-GAAP legal contingency and settlement	$—	—	$—	$—	$—	—

GAAP operating loss	$(34)	(1.4)%	$(359)	$(2)	$(395)	(16.6)%
Cost of revenue	13	0.5%	67	—	79	3.4%
SG&A costs	52	2.2%	7	—	60	2.5%
Legal contingency and settlement	609	25.6%	—	—	609	25.5%
Non-GAAP operating profit (loss) (a)	$640	26.9%	$(285)	$(2)	$353	14.8%

GAAP other expense, net	$(102)	(4.3)%	$—	$—	$(102)	(4.3)%
Strategic investment related loss, net (e)	73	3.1%	—	—	73	3.1%
Loss on Helix contingent value right (f)	3	0.1%	—	—	3	0.1%
Non-GAAP other expense, net (a)	$(26)	(1.1)%	$—	$—	$(26)	(1.1)%

All amounts in tables are rounded to the nearest millions, except as otherwise noted. As a result, certain amounts may not recalculate using the rounded amounts provided. Percentages of revenue are calculated based on the revenue of the respective segment.

(a) Non-GAAP gross profit, included within non-GAAP operating profit (loss), is a key measure of the effectiveness and efficiency of manufacturing processes, product mix and the average selling prices of our products and services. Non-GAAP operating profit (loss) and non-GAAP other (expense) income, net exclude the effects of the pro forma adjustments as detailed above. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing past and future operating performance, including in the non-GAAP measures related to our Core Illumina and GRAIL segments.
(b) Reconciling amounts are recorded in cost of revenue.
(c) Amounts consist primarily of fair value adjustments for our contingent consideration liability related to GRAIL.
(d) Amounts consist primarily of legal expenses related to the acquisition of GRAIL.
(e) Amounts consist primarily of mark-to-market adjustments and impairments from our strategic investments.
(f) Amounts consist of fair value adjustments related to our Helix contingent value right.
(g) Amounts consist primarily of employee severance costs and lease and other asset impairments related to restructuring activities.

(h) Amount for Q2 2023 consists of an adjustment to our previously recorded accrual for the fine imposed by the European Commission in July 2023. The amount for YTD 2023 also consists of a loss related to a patent litigation settlement in Q1 2023. Amounts for Q2 2022 and YTD 2022 relate to an estimated accrual of $453 million for the fine imposed by the European Commission and an accrual of $156 million related to the settlement of our litigation with BGI.

Illumina, Inc.
Results of Operations - Non-GAAP (continued)
(Dollars in millions)
(unaudited)

TABLE 4: CONSOLIDATED ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP TAX PROVISION (BENEFIT):

	Three Months Ended		Six Months Ended
	July 2, 2023		July 2, 2023
GAAP tax provision	$145	(163.8)%	$64	(38.5)%
Incremental non-GAAP tax expense (b)	(43)		6
Income tax provision (c)	—		(8)
GILTI and U.S. foreign tax credits (d)	(69)		(25)
Non-GAAP tax provision (a)	$33	39.3%	$37	37.2%

	Three Months Ended		Six Months Ended
	July 3, 2022		July 3, 2022
GAAP tax benefit	$(102)	16.0%	$(48)	9.7%
Incremental non-GAAP tax expense (b)	139		151
Income tax provision (c)	(1)		(5)
GILTI and U.S. foreign tax credits (d)	(6)		(31)
Non-GAAP tax provision (a)	$30	25.8%	$67	20.8%

(a) Non-GAAP tax provision excludes the effects of the pro forma adjustments as detailed above. Management has excluded the effects of these items in this measure to assist investors in analyzing and assessing past and future operating performance.
(b) Incremental non-GAAP tax expense reflects the tax impact of the non-GAAP adjustments listed in Table 2.
(c) Amounts represent the difference between book and tax accounting related to stock-based compensation cost.
(d) Amounts represent the impact of GRAIL pre-acquisition net operating losses on GILTI and the utilization of U.S. foreign tax credits.

Illumina, Inc.
Reconciliation of Consolidated Non-GAAP Financial Guidance
(unaudited)

Our future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. Some of the factors that could affect our financial results are stated above in this press release. More information on potential factors that could affect our financial results is included from time to time in the public reports filed with the Securities and Exchange Commission, including Form 10-K for the fiscal year ended January 1, 2023 filed with the SEC on February 17, 2023 and Form 10-Q for the fiscal quarter ended April 2, 2023. We assume no obligation to update any forward-looking statements or information.

TABLE 5: RECONCILIATION BETWEEN GAAP AND NON-GAAP DILUTED (LOSS) EARNINGS PER SHARE GUIDANCE:

Fiscal Year 2023
Consolidated GAAP diluted loss per share (b)	$(2.08) - $(1.93)
Amortization of acquired intangible assets	1.23
Legal contingency and settlement (c)	0.09
Acquisition-related expenses (d)	0.30
Strategic investment related loss, net (e)	0.10
Gain on Helix contingent value right (f)	(0.02)
Restructuring (g)	0.22
Contingent consideration liabilities (h)	0.18
GILTI and U.S. foreign tax credits (i)	0.43
Incremental non-GAAP tax expense (j)	0.06
Income tax provision (k)	0.05
Proxy contest	0.19
Consolidated non-GAAP diluted earnings per share (a)(b)	$0.75 - $0.90

(a) Non-GAAP diluted earnings per share excludes the effects of the pro forma adjustments as detailed above. Non-GAAP diluted earnings per share is a key component of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation. Management has excluded the effects of these items in this measure to assist investors in analyzing and assessing our past and future operating performance.
(b) Amounts assume that the existing R&D capitalization requirements are not repealed in 2023 and, as a result, reflect an impact of approximately $75 million.
(c) Amount consists of an adjustment to our previously recorded accrual for the fine imposed by the European Commission in July 2023 and a loss related to a patent litigation settlement in Q1 2023.
(d) Amount consists primarily of legal expenses incurred through Q2 2023 related to the acquisition of GRAIL.
(e) Amount consists primarily of mark-to-market adjustments and impairments recognized through Q2 2023 on our strategic investments.
(f) Amount consists of fair value adjustments recognized through Q2 2023 on our Helix contingent value right.
(g) Amount consists primarily of employee severance costs and lease and other asset impairments incurred through Q2 2023 related to restructuring activities.
(h) Amount consists primarily of fair value adjustments recognized through Q2 2023 for our contingent consideration liability related to GRAIL.
(i) Amount represents the impact of GRAIL pre-acquisition net operating losses on GILTI and the utilization of U.S. foreign tax credits.
(j) Incremental non-GAAP tax expense reflects the tax impact related to the non-GAAP adjustments listed.
(k) Amount represents the difference between book and tax accounting related to stock-based compensation cost recognized through Q2 2023.